Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE
July 28, 2008	Media contacts:
Peter Thonis
212-395-2355 peter.thonis@verizon.com

Bob Varettoni
908-559-6388
robert.a.varettoni@verizon.com

Verizon Reports Double-Digit Earnings Growth, Strong Operating Cash Flows, Sales Gains in All Key Areas in 2Q

Network Investments Delivering Growth: Wireless Again Tops Industry, and FiOS Penetration and Sales of Strategic Business Services Continue to Advance

2Q 2008 HIGHLIGHTS

Consolidated Results

•	66 cents in diluted EPS and 67 cents in adjusted EPS (non-GAAP), compared with 2Q 2007 diluted EPS of 58 cents both on a reported and adjusted basis.

Wireless

•	Highest net adds in the industry — 1.5 million net customer additions; 68.7 million total customers; 66.7 million retail (non-wholesale) customers, most in the industry, up 11.0 percent.

•	Record low churn — 1.12 percent total churn and 0.83 percent retail post-paid churn.

•	11.8 percent increase in total revenues; data revenues up 45.3 percent.

•	45.6 percent EBITDA margin on service revenues (non-GAAP).

Wireline

•	176,000 net new FiOS TV customers and 187,000 net new FiOS Internet customers — with increases in the sales penetration rate for both services.

•	10.4 percent increase in consumer ARPU in legacy telecom markets.

•	18.7 percent increase in Verizon Business strategic services revenues.

Verizon News Release, page 2

Note: Comparisons are year over year unless otherwise noted. See the accompanying schedules and www.verizon.com/investor for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this news release. Discontinued operations relate to the disposition of Telecomunicaciones de Puerto Rico, Inc. that was completed on March 30, 2007. Reclassifications of prior-period amounts have been made, where appropriate, to reflect comparable operating results for the spinoff of the Wireline segment’s non-strategic local exchange and related business assets in Maine, New Hampshire and Vermont in the first quarter of 2008.

NEW YORK — Verizon Communications Inc. (NYSE:VZ) today reported continued strong results in the second quarter 2008. Verizon Wireless again led the industry in key metrics, while Verizon Wireline expanded penetration of FiOS services and continued to increase sales of strategic business services.

Verizon reported 66 cents in diluted earnings per share (EPS) in the second quarter 2008, compared with 58 cents per share in the second quarter 2007.

On an adjusted basis (non-GAAP), second-quarter 2008 earnings were 67 cents per share, a 15.5 percent increase compared with 58 cents per share in the second quarter 2007.

Adjusted earnings in the second quarter 2008 excluded $22 million after-tax, or 1 cent per share, for merger integration costs. Adjusted earnings in the second quarter 2007 also excluded 1 cent per share for merger integration costs.

Investments Delivering New Growth

“Verizon continued to grow in all key strategic areas in the second quarter, despite the economic headwinds,” said Verizon Chairman and CEO Ivan Seidenberg. “Recent investments in wireless spectrum and in our FiOS network will help drive future growth opportunities. We expect additional opportunities for FiOS growth as we add major cities, such as New York.

“Our second quarter results were on track with our business plan, and top- and bottom-line growth remained solid,” he said. “We remain focused on steady improvements in revenue growth and productivity that will increase profitability and cash flows and create future opportunities to enhance shareholder returns.”

Verizon News Release, page 3

Revenue Growth, Margin Expansion and Strong Operating Cash Flows

Verizon’s total operating revenues grew to $24.1 billion in the second quarter 2008. This is a 3.7 percent increase compared with the second quarter 2007, or an increase of 4.9 percent when adjusted for the spinoff of the Wireline segment’s non-strategic local exchange and related business assets in Maine, New Hampshire and Vermont (non-GAAP). Total operating expenses increased 2.4 percent to $19.6 billion, comparing second quarter 2008 with second quarter 2007.

Verizon’s operating income grew 9.6 percent to $4.5 billion, compared with the second quarter 2007. Adjusted operating income (non-GAAP) grew 10.9 percent. Operating income margin rose to 18.8 percent, compared with 17.8 percent in the second quarter 2007. On an adjusted basis, Verizon’s operating income margin rose to 19.0 percent, compared with 18.0 percent in the second quarter 2007.

Cash flows from continuing operations were $12.1 billion through the first six months of 2008, up 4.2 percent compared with the same period last year. Capital expenditures were $8.4 billion through the first six months of 2008, down more than $100 million over the same period last year.

Total debt was $43.1 billion, compared with $35.8 billion at the end of the first quarter 2008. In the second quarter, the company made final payments of approximately $8.5 billion for licenses won in the Federal Communications Commission’s 700 MHz spectrum auction and purchased $4.8 billion of Alltel Corp. debt in connection with the pending acquisition of Alltel.

Wireless Continues to Gain Share, Posts Record Low Churn

Verizon Wireless continued to lead the industry with strong, quality customer growth, record-low churn and the highest profitability. In the second quarter:

Verizon News Release, page 4

•	Of the 1.5 million total net customer additions, essentially all were retail post-paid.

•	Retail gross customer additions were strong, up 3.2 percent over the prior year.

•

Total churn was industry-leading and down year over year at 1.12 percent, a record low for the company. Among the company’s retail post-paid customers, churn was even lower at 0.83 percent, also a record low.

•

Wireless continued its double-digit revenue growth, with total revenues of $12.1 billion, up 11.8 percent year over year. Service revenues were $10.5 billion, up 11.6 percent year over year, driven by customer growth and demand for data services. ARPU levels (average monthly revenue per customer) increased year over year for the ninth consecutive quarter. Total service ARPU of $51.53 was up 0.9 percent year over year driven by total data ARPU, which was up 31.3 percent.

•	Wireless operating income margin was 28.6 percent, the highest ever.

•	EBITDA margin on service revenues (non-GAAP) was 45.6 percent. (EBITDA is earnings before interest, taxes, depreciation and amortization.)

Significant Business Development Initiatives

Verizon Wireless, which expects the closing of the Rural Cellular acquisition soon, also launched or completed several significant business development initiatives in the second quarter:

•

The company paid for the 700 MHz spectrum it gained in the FCC’s auction. The purchase includes a nationwide footprint the company will use to build its 4G LTE (fourth generation, Long Term Evolution) network in the 2010 timeframe.

•	The company announced an agreement to purchase Alltel, with completion of the merger targeted for the end of the year, subject to regulatory approvals.

Verizon News Release, page 5

•	The company announced a five-year agreement with Qwest Communications International for Qwest to market and sell Verizon Wireless service beginning this summer.

Continued Growth in FiOS, Strategic Services

Verizon Wireline expanded penetration of FiOS services and continued to increase sales of enterprise strategic services. In the second quarter (with prior-period comparisons adjusted to reflect the impact of the previously mentioned spinoff):

•

Sales penetration rates (percentage of potential customers who buy the service) increased for both FiOS Internet (available for sale to nearly 8.4 million premises) and FiOS TV (available for sale to 7.0 million premises). FiOS Internet penetration averaged 23.5 percent across all markets, up from 18.7 percent in last year’s second quarter. FiOS TV penetration averaged 19.7 percent across all markets, up from 13.3 percent.

•	Verizon added 176,000 net new FiOS TV customers, for a total of nearly 1.4 million FiOS TV customers as of the end of the quarter.

•

Verizon added 187,000 net new FiOS Internet customers. The company had nearly 2 million FiOS Internet customers at the end of the quarter, nearly doubling the number of FiOS Internet customers since the end of second quarter 2007. Verizon added its 2 millionth FiOS Internet customer earlier this month.

•	Broadband and video revenues from consumer customers totaled more than $1.0 billion in the second quarter, representing year-over-year growth of 52.9 percent.

•	Growing revenue from broadband and video services drove consumer ARPU in legacy Verizon wireline markets (which excludes consumer markets served by the former MCI)

Verizon News Release, page 6

to $63.76, a 10.4 percent increase compared with last year’s second quarter. The ARPU among FiOS customers was more than $130 per month.

•

Verizon Business had total revenues of $5.3 billion, or growth of 0.9 percent compared with last year’s second quarter. This was Verizon Business’ seventh consecutive quarter of year-over-year pro-forma revenue growth (non-GAAP, calculated as if Verizon and MCI had merged on Jan. 1, 2005). Global enterprise revenue, representing retail sales, increased 1.7 percent to $4.0 billion, compared with last year’s second quarter.

•

Sales of strategic services — such as IP (Internet protocol), managed services, Ethernet and optical ring services — continued to drive growth at Verizon Business. These services generated $1.5 billion in revenue, up 18.7 percent from second quarter 2007.

Additional Highlights

Wireless

•	The company has the most retail customers in the industry. At the end of the second quarter, 97 percent of the company’s base was retail (post-pay and pre-pay).

•

Verizon Wireless continued to lead the industry in cost efficiency. Cash expense per customer (non-GAAP) was $28.02 in the second quarter 2008, an increase of 1.2 percent over the second quarter 2007 and a decrease of 0.1 percent from the first quarter 2008.

•

Data revenues grew 45.3 percent over the prior year, contributing nearly $2.6 billion. The company had 49.6 million retail data customers in June (approximately three-quarters of its retail customer base), a 25.6 percent increase over the prior year.

•

Building on the success of its first Open Development Initiative (ODI) conference held in March, Verizon Wireless during the second quarter certified the first device for use on its network under ODI. Provided by SupplyNet Communications, the device is a machine-to-machine wireless inventory telemetry system to monitor inventories at customer locations and send alerts when set levels are reached.

•

The company continued to extend the reach of its nationwide wireless broadband network. This is the nation’s largest and most reliable 3G (third generation) network, and it was available to more than 256 million Americans by the end of the second quarter. More than 60 percent of the company’s retail customers — 40.5 million — had 3G broadband-capable devices at the end of the quarter.

Verizon News Release, page 7

•

To continue to meet demand for broadband devices, Verizon Wireless launched the BlackBerry Curve 8330, the Moto Q 9c and the Palm Centro for business connectivity and productivity. The company also announced the availability of three new multimedia handsets by LG: the Dare, featuring an all-touch screen operation; the Decoy, the world’s first phone with a built-in detachable Bluetooth headset; and the Chocolate 3, the latest version of the iconic music phone. In addition, in the second quarter, the company launched the Glyde by Samsung, the Motorola w755 and the Nokia 6205 (The Dark Knight Edition).

•

During the quarter, Verizon Wireless launched V CAST Music with Rhapsody, a monthly subscription service combining the company’s world-class mobile music service with Rhapsody’s leading desktop music solution, which delivers unlimited access to music on select wireless phones and players, and online on PCs, for $14.99 a month.

•	During the quarter, Verizon Wireless customers sent or received nearly 70 billion text messages and 1.4 billion picture/video messages. Customers also completed 36.5 million music and video downloads.

Wireline

•	Wireline total operating revenues were $12.1 billion, a 1.8 percent decrease compared with the second quarter 2007. Wireline total operating expenses decreased 1.7 percent over the same period.

•

Verizon gained final approval for the New York City video franchise in July, and the company today is announcing the sales launch of FiOS TV service in the city — as well as the availability of 100 high-definition FiOS TV channels in the New York metropolitan area. The New York City franchise covers 3 million premises, and Verizon already passes about 25 percent of these with fiber. About 2 million premises are in multiple dwelling units.

•

Verizon’s broadband fiber-to-the-premises network, which delivers FiOS Internet and FiOS TV services, passed 11.0 million and 9.6 million premises, respectively, throughout the company’s entire service territory by the end of the quarter.

•

Total broadband connections were 8.3 million, a net increase of 54,000 over the first quarter 2008. This includes a decrease of 133,000 DSL-based Verizon High Speed Internet connections, which was more than offset by the increase in FiOS Internet customers. The 8.3 million is an 11.5 percent year-over year increase, excluding broadband connections in 2007 in the three New England states that have since been spun off.

•

Wireline data revenues — which now represent 41.8 percent of total wireline revenues — were $5.1 billion, an increase of 16.1 percent compared with the second quarter 2007. This includes revenues from consumer broadband services, wholesale data transport and Verizon Business data services.

Verizon News Release, page 8

•

Verizon Business, which delivers integrated global solutions to large-business and government customers and operates the world’s most connected public IP network, again announced significant capability enhancements. These included expanded unified communications services for multinational companies; expanded global professional consulting services; enhanced optical capabilities for Ethernet networks; expanded enterprise mobility offerings in Asia-Pac and Canada; and several additional managed security services.

•

Verizon Business continued to expand its reach into high-growth, global markets, announcing that it had joined the Europe India Gateway submarine cable consortium, which will build a 9,000-mile high-speed submarine cable network from the United Kingdom to India. The company also unveiled plans to open an office in Dubai to further strengthen its Middle East operations, and it received approval to directly deliver advanced communications services in Mexico.

•

Additional global network enhancements included turning up 1,940 route-miles of Ultra Long Haul network in Europe connecting London, Amsterdam, Frankfurt, Paris and Brussels, as well as 804 additional U.S. route-miles; deploying new multiplexer technology in nine additional U.S. markets, enabling remote configuration and provisioning of bandwidth; and installing additional MPLS-based (multi protocol label switching) switches in 22 additional global business centers.

•

New commercial customer agreements included Liz Claiborne Inc., Milliman Inc., Parsons Brinckerhoff, Standard Register and Western Union. In addition, Bühler became the first customer of the Swisscom/Verizon Business strategic alliance announced during the second quarter. Verizon Business also signed new contracts with several U.S. government agencies, including a 10-year, $678.5 million agreement under the Networx Universal program to deploy and manage a global IP network for the U.S. Department of Homeland Security.

Verizon Communications Inc. (NYSE:VZ), headquartered in New York, is a leader in delivering broadband and other wireline and wireless communication innovations to mass market, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, serving nearly 69 million customers nationwide. Verizon’s Wireline operations include Verizon Business, which delivers innovative and seamless business solutions to customers around the world, and Verizon Telecom, which brings customers the benefits of converged communications, information and entertainment services over the nation’s most advanced fiber-optic network. A Dow 30 company, Verizon employs a diverse workforce of more than 228,600 and last year generated consolidated operating revenues of $93.5 billion. For more information, visit www.verizon.com.

####

Verizon News Release, page 9

VERIZON’S ONLINE NEWS CENTER: Verizon news releases, executive speeches and biographies, media contacts, high-quality video and images, and other information are available at Verizon’s News Center on the World Wide Web at www.verizon.com/news. To receive news releases by e-mail, visit the News Center and register for customized automatic delivery of Verizon news releases.

NOTE: This news release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic and industry conditions and labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; material changes in available technology, including disruption of our suppliers’ provisioning of critical products or services; the impact of natural or man-made disasters or litigation and any resulting financial impact not covered by insurance; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; the timing, scope and financial impact of our deployment of fiber-to-the-premises broadband technology; the ability of Verizon Wireless to continue to obtain sufficient spectrum resources; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and the ability to complete acquisitions and dispositions.

Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 6/30/08	3 Mos. Ended 6/30/07	% Change	6 Mos. Ended 6/30/08	6 Mos. Ended 6/30/07	% Change

Operating Revenues	$24,124	$23,273	3.7	$47,957	$45,857	4.6

Operating Expenses
Cost of services and sales	9,466	9,231	2.5	18,983	18,143	4.6
Selling, general & administrative expense	6,528	6,320	3.3	12,929	12,663	2.1
Depreciation and amortization expense	3,584	3,573	0.3	7,166	7,106	0.8

Total Operating Expenses	19,578	19,124	2.4	39,078	37,912	3.1

Operating Income	4,546	4,149	9.6	8,879	7,945	11.8
Equity in earnings of unconsolidated businesses	150	185	(18.9)	247	345	(28.4)
Other income and (expense), net	92	27	*	115	75	53.3
Interest expense	(403)	(455)	(11.4)	(862)	(940)	(8.3)
Minority interest	(1,522)	(1,268)	20.0	(2,929)	(2,422)	20.9

Income Before Provision for Income Taxes, Discontinued Operations and Extraordinary Item	2,863	2,638	8.5	5,450	5,003	8.9
Provision for income taxes	(981)	(955)	2.7	(1,926)	(1,836)	4.9

Income Before Discontinued Operations and Extraordinary Item	1,882	1,683	11.8	3,524	3,167	11.3
Income from discontinued operations, net of tax (1)	—	—	*	—	142	(100.0)
Extraordinary item, net of tax	—	—	*	—	(131)	(100.0)

Net Income	$1,882	$1,683	11.8	$3,524	$3,178	10.9

Basic Earnings per Common Share (2)
Income before discontinued operations and extraordinary item	$.66	$.58	13.8	$1.23	$1.09	12.8
Income from discontinued operations, net of tax	—	—	*	—	.05	(100.0)
Extraordinary item, net of tax	—	—	*	—	(.05)	(100.0)

Net income	$.66	$.58	13.8	$1.23	$1.09	12.8

Weighted average number of common shares (in millions)	2,850	2,903		2,856	2,906

Diluted Earnings per Common Share (2) (3)
Income before discontinued operations and extraordinary item	$.66	$.58	13.8	$1.23	$1.09	12.8
Income from discontinued operations, net of tax	—	—	*	—	.05	(100.0)
Extraordinary item, net of tax	—	—	*	—	(.05)	(100.0)

Net income	$.66	$.58	13.8	$1.23	$1.09	12.8

Weighted average number of common shares-assuming dilution (in millions)	2,851	2,907		2,858	2,909

Footnotes:

(1)	Discontinued operations includes a gain on the sale of Telecomunicaciones de Puerto Rico, Inc. (TELPRI) of $70 million, net of tax. The disposition of this non-strategic business was completed on March 30, 2007.

(2)	EPS totals may not add due to rounding.

(3)	Diluted Earnings per Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represent the only potential dilution.

*	Not meaningful

Verizon Communications Inc.

Condensed Consolidated Statements of Income Before Special Items

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 6/30/08	3 Mos. Ended 6/30/07	% Change	6 Mos. Ended 6/30/08	6 Mos. Ended 6/30/07	% Change

Operating Revenues (1)
Wireline	$12,113	$12,330	(1.8)	$24,139	$24,508	(1.5)
Domestic Wireless	12,118	10,843	11.8	23,787	21,150	12.5
Other	(107)	(173)	(38.2)	(227)	(347)	(34.6)

Total Operating Revenues	24,124	23,000	4.9	47,699	45,311	5.3

Operating Expenses (1)
Cost of services and sales	9,458	9,120	3.7	18,853	17,925	5.2
Selling, general & administrative expense	6,500	6,241	4.1	12,737	12,420	2.6
Depreciation and amortization expense	3,584	3,509	2.1	7,106	6,978	1.8

Total Operating Expenses	19,542	18,870	3.6	38,696	37,323	3.7

Operating Income	4,582	4,130	10.9	9,003	7,988	12.7
Operating income impact of divested operations (1)	—	46	(100.0)	44	98	(55.1)
Equity in earnings of unconsolidated businesses	150	185	(18.9)	247	345	(28.4)
Other income and (expense), net	92	27	*	115	75	53.3
Interest expense	(403)	(455)	(11.4)	(862)	(940)	(8.3)
Minority interest	(1,522)	(1,268)	20.0	(2,929)	(2,422)	20.9

Income Before Provision for Income Taxes and Discontinued Operations	2,899	2,665	8.8	5,618	5,144	9.2
Provision for income taxes	(995)	(965)	3.1	(1,973)	(1,886)	4.6

Income Before Discontinued Operations	1,904	1,700	12.0	3,645	3,258	11.9
Income from discontinued operations, net of tax	—	—	*	—	72	(100.0)

Net Income Before Special Items	$1,904	$1,700	12.0	$3,645	$3,330	9.5

Basic Adjusted Earnings per Common Share (2)
Income before discontinued operations	$.67	$.59	13.6	$1.28	$1.12	14.3
Income from discontinued operations, net of tax	—	—	*	—	.02	(100.0)

Net income	$.67	$.59	13.6	$1.28	$1.15	11.3

Weighted average number of common shares (in millions)	2,850	2,903		2,856	2,906

Diluted Adjusted Earnings per Common Share (2) (3)
Income before discontinued operations	$.67	$.58	15.5	$1.28	$1.12	14.3
Income from discontinued operations, net of tax	—	—	*	—	.02	(100.0)

Net income	$.67	$.58	15.5	$1.28	$1.14	12.3

Weighted average number of common shares-assuming dilution (in millions)	2,851	2,907		2,858	2,909

Footnotes:

(1)    Reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results for the spin-off of the wireline segment’s non-strategic local exchange and related business assets in Maine, New Hampshire and Vermont in the first quarter of 2008. Reclassifications were determined using specific information where available and allocations where data is not maintained on a state-specific basis within the Company’s books and records as follows:

Revenues	$—	$273		$258	$546
Expenses	$—	$227		$214	$448

(2)	EPS totals may not add due to rounding.

(3)	Diluted Earnings per Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represent the only potential dilution.

*	Not meaningful

Verizon Communications Inc.

Condensed Consolidated Statements of Income - Reconciliations

(dollars in millions, except per share amounts)

		3 Mos. Ended 6/30/08 Reported (GAAP)	Special and Non-Recurring Items	3 Mos. Ended 6/30/08 Before Special Items
Unaudited			Merger Integration Costs

Operating Revenues		$24,124	$—	$24,124

Operating Expenses
Cost of services and sales		9,466	(8)	9,458
Selling, general & administrative expense		6,528	(28)	6,500
Depreciation and amortization expense		3,584	—	3,584

Total Operating Expenses		19,578	(36)	19,542

Operating Income		4,546	36	4,582
Equity in earnings of unconsolidated businesses		150	—	150
Other income and (expense), net		92	—	92
Interest expense		(403)	—	(403)
Minority interest		(1,522)	—	(1,522)

Income Before Provision for Income Taxes		2,863	36	2,899
Provision for income taxes		(981)	(14)	(995)

Net Income		$1,882	$22	$1,904

Basic Earnings per Common Share (1)
Net income		$.66	$.01	$.67

Diluted Earnings per Common Share (1)
Net income		$.66	$.01	$.67

		(dollars in millions, except per share amounts)
	3 Mos. Ended 6/30/07 Reported (GAAP)	Special and Non-Recurring Items		3 Mos. Ended 6/30/07 Before Special Items
Unaudited		Merger Integration Costs	Impact of Divested Operations

Operating Revenues	$23,273	$—	$(273)	$23,000

Operating Expenses
Cost of services and sales	9,231	(2)	(109)	9,120
Selling, general & administrative expense	6,320	(25)	(54)	6,241
Depreciation and amortization expense	3,573	—	(64)	3,509

Total Operating Expenses	19,124	(27)	(227)	18,870

Operating Income	4,149	27	(46)	4,130
Operating income impact of divested operations	—	—	46	46
Equity in earnings of unconsolidated businesses	185	—	—	185
Other income and (expense), net	27	—	—	27
Interest expense	(455)	—	—	(455)
Minority interest	(1,268)	—	—	(1,268)

Income Before Provision for Income Taxes	2,638	27	—	2,665
Provision for income taxes	(955)	(10)	—	(965)

Net Income	$1,683	$17	$—	$1,700

Basic Earnings per Common Share (1)
Net income	$.58	$.01	—	$.59
Diluted Earnings per Common Share (1)
Net income	$.58	$.01	—	$.58

Footnote:

(1)	EPS totals may not add due to rounding.

Note: See www.verizon.com/investor for a reconciliation of other non-GAAP measures included in this Quarterly Bulletin.

Verizon Communications Inc.

Condensed Consolidated Statements of Income - Reconciliations

(dollars in millions, except per share amounts)

		6 Mos. Ended 6/30/08 Reported (GAAP)	Special and Non-Recurring Items			6 Mos. Ended 6/30/08 Before Special Items
Unaudited			Merger Integration Costs	Access Line Spin-Off Related Charges	Impact of Divested Operations

Operating Revenues		$47,957	$—	$—	$(258)	$47,699

Operating Expenses
Cost of services and sales		18,983	(13)	(16)	(101)	18,853
Selling, general & administrative expense		12,929	(52)	(87)	(53)	12,737
Depreciation and amortization expense		7,166	—	—	(60)	7,106

Total Operating Expenses		39,078	(65)	(103)	(214)	38,696

Operating Income		8,879	65	103	(44)	9,003
Operating income impact of divested operations		—	—	—	44	44
Equity in earnings of unconsolidated businesses		247	—	—	—	247
Other income and (expense), net		115	—	—	—	115
Interest expense		(862)	—	—	—	(862)
Minority interest		(2,929)	—	—	—	(2,929)

Income Before Provision for Income Taxes		5,450	65	103	—	5,618
Provision for income taxes		(1,926)	(25)	(22)	—	(1,973)

Net Income		$3,524	$40	$81	$—	$3,645

Basic Earnings per Common Share (1)
Net income		$1.23	$.01	$.03	$—	$1.28

Diluted Earnings per Common Share (1)
Net income		$1.23	$.01	$.03	$—	$1.28

	(dollars in millions, except per share amounts)
	6 Mos. Ended 6/30/07 Reported (GAAP)	Special and Non-Recurring Items				6 Mos. Ended 6/30/07 Before Special Items
Unaudited		Merger Integration Costs	Sale of Puerto Rico, Net	Loss on CANTV	Impact of Divested Operations

Operating Revenues	$45,857	$—	$—	$—	$(546)	$45,311

Operating Expenses
Cost of services and sales	18,143	(4)	—	—	(214)	17,925
Selling, general & administrative expense	12,663	(37)	(100)	—	(106)	12,420
Depreciation and amortization expense	7,106	—	—	—	(128)	6,978

Total Operating Expenses	37,912	(41)	(100)	—	(448)	37,323

Operating Income	7,945	41	100	—	(98)	7,988
Operating income impact of divested operations	—	—	—	—	98	98
Equity in earnings of unconsolidated businesses	345	—	—	—	—	345
Other income and (expense), net	75	—	—	—	—	75
Interest expense	(940)	—	—	—	—	(940)
Minority interest	(2,422)	—	—	—	—	(2,422)

Income Before Provision for Income Taxes, Discontinued Operations and Extraordinary Item	5,003	41	100	—	—	5,144
Provision for income taxes	(1,836)	(15)	(35)	—	—	(1,886)

Income Before Discontinued Operations and Extraordinary Item	3,167	26	65	—	—	3,258
Income from discontinued operations, net of tax	142	—	(70)	—	—	72
Extraordinary item, net of tax	(131)	—	—	131	—	—

Net Income	$3,178	$26	$(5)	$131	$—	$3,330

Basic Earnings per Common Share (1)
Income before discontinued operations and extraordinary item	$1.09	$.01	$.02	$—	$—	$1.12
Income from discontinued operations, net of tax	.05	—	(.02)	—	—	.02
Extraordinary item, net of tax	(.05)	—	—	.05	—	—

Net income	$1.09	$.01	$—	$.05	$—	$1.15

Diluted Earnings per Common Share (1)
Income before discontinued operations and extraordinary item	$1.09	$.01	$.02	$—	$—	$1.12
Income from discontinued operations, net of tax	$.05	—	(.02)	—	—	.02
Extraordinary item, net of tax	(.05)	—	—	.05	—	—

Net income	$1.09	$.01	$—	$.05	$—	$1.14

Footnote:

(1)	EPS totals may not add due to rounding.

Note: See www.verizon.com/investor for a reconciliation of other non-GAAP measures included in this Quarterly Bulletin.

Verizon Communications Inc.

Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)

Unaudited			6/30/08	6/30/07
Debt to debt and shareowners’ equity ratio-end of period			45.9%	39.5%

Book value per common share			$17.87	$17.17

Common shares outstanding (in millions)
End of period			2,848	2,903

Total employees (1)			228,633	235,879

Unaudited	3 Mos. Ended 6/30/08	3 Mos. Ended 6/30/07	6 Mos. Ended 6/30/08	6 Mos. Ended 6/30/07
Capital expenditures (including capitalized software)
Wireline	$2,456	$2,681	$4,835	$5,120
Domestic Wireless	1,528	1,667	3,250	3,388
Other	193	4	312	7

Total	$4,177	$4,352	$8,397	$8,515

Cash dividends declared per common share	$0.430	$0.405	$0.860	$0.810

Footnote:

(1)	Prior period has been reclassified to reflect comparable amounts.

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)

Unaudited	6/30/08	12/31/07	$ Change

Assets
Current assets
Cash and cash equivalents	$582	$1,153	$(571)
Short-term investments	1,492	2,244	(752)
Accounts receivable, net	11,584	11,736	(152)
Inventories	2,216	1,729	487
Prepaid expenses and other	2,122	1,836	286

Total current assets	17,996	18,698	(702)

Plant, property and equipment	212,605	213,994	(1,389)
Less accumulated depreciation	127,450	128,700	(1,250)

	85,155	85,294	(139)

Investments in unconsolidated businesses	3,175	3,372	(197)
Wireless licenses	60,423	50,796	9,627
Goodwill	5,218	5,245	(27)
Other intangible assets, net	4,974	4,988	(14)
Other investments	4,761	—	4,761
Other assets	18,944	18,566	378

Total Assets	$200,646	$186,959	$13,687

Liabilities and Shareowners’ Investment
Current liabilities
Debt maturing within one year	$9,331	$2,954	$6,377
Accounts payable and accrued liabilities	13,299	14,462	(1,163)
Other	7,270	7,325	(55)

Total current liabilities	29,900	24,741	5,159

Long-term debt	33,778	28,203	5,575
Employee benefit obligations	29,246	29,960	(714)
Deferred income taxes	16,346	14,784	1,562
Other liabilities	5,856	6,402	(546)

Minority interest	34,633	32,288	2,345

Shareowners’ investment
Common stock	297	297	—
Contributed capital	40,291	40,316	(25)
Reinvested earnings	18,958	17,884	1,074
Accumulated other comprehensive loss	(4,150)	(4,506)	356
Common stock in treasury, at cost	(4,591)	(3,489)	(1,102)
Deferred compensation - employee stock ownership plans and other	82	79	3

Total shareowners’ investment	50,887	50,581	306

Total Liabilities and Shareowners’ Investment	$200,646	$186,959	$13,687

The unaudited consolidated balance sheets are based on preliminary information.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)

Unaudited	6 Mos. Ended 6/30/08	6 Mos. Ended 6/30/07	$ Change

Cash Flows From Operating Activities
Net income	$3,524	$3,178	$346
Adjustments to reconcile net income to net cash provided by operating activities - continuing operations:
Depreciation and amortization expense	7,166	7,106	60
Employee retirement benefits	808	862	(54)
Deferred income taxes	1,774	332	1,442
Provision for uncollectible accounts	494	498	(4)
Equity in earnings of unconsolidated businesses, net of dividends received	507	(128)	635
Extraordinary item, net of tax	—	131	(131)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(2,309)	(2,001)	(308)
Other, net	88	1,584	(1,496)

Net cash provided by operating activities - continuing operations	12,052	11,562	490
Net cash used in operating activities - discontinued operations	—	(570)	570

Net cash provided by operating activities	12,052	10,992	1,060

Cash Flows From Investing Activities
Capital expenditures (including capitalized software)	(8,397)	(8,515)	118
Acquisitions of businesses and licenses, net of cash acquired, and investments	(14,493)	(629)	(13,864)
Net change in short-term investments	736	748	(12)
Other, net	(114)	762	(876)

Net cash used in investing activities - continuing operations	(22,268)	(7,634)	(14,634)
Net cash provided by investing activities - discontinued operations	—	757	(757)

Net cash used in investing activities	(22,268)	(6,877)	(15,391)

Cash Flows From Financing Activities
Proceeds from long-term borrowings	8,144	3,402	4,742
Repayments of long-term borrowings and capital lease obligations	(1,849)	(4,811)	2,962
Increase (decrease) in short-term obligations, excluding current maturities	6,929	(2,497)	9,426
Dividends paid	(2,464)	(2,343)	(121)
Proceeds from sale of common stock	15	553	(538)
Purchase of common stock for treasury	(1,117)	(952)	(165)
Other, net	(13)	(30)	17

Net cash provided by (used in) financing activities - continuing operations	9,645	(6,678)	16,323
Net cash provided by (used in) financing activities - discontinued operations	—	—	—

Net cash provided by (used in) financing activities	9,645	(6,678)	16,323

Decrease in cash and cash equivalents	(571)	(2,563)	1,992
Cash and cash equivalents, beginning of period	1,153	3,219	(2,066)

Cash and cash equivalents, end of period	$582	$656	$(74)

Verizon Communications Inc.

Wireline – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 6/30/08	3 Mos. Ended 6/30/07	% Change	6 Mos. Ended 6/30/08	6 Mos. Ended 6/30/07	% Change

Wireline Operating Revenues
Verizon Telecom
Mass Markets	$5,247	$5,367	(2.2)	$10,471	$10,703	(2.2)
Wholesale	1,895	1,956	(3.1)	3,807	3,875	(1.8)
Other	357	429	(16.8)	729	873	(16.5)
Verizon Business
Enterprise Business	3,613	3,638	(0.7)	7,149	7,176	(0.4)
Wholesale	846	844	0.2	1,680	1,694	(0.8)
International and Other	859	789	8.9	1,703	1,587	7.3
Eliminations	(704)	(693)	1.6	(1,400)	(1,400)	—

Total Operating Revenues	12,113	12,330	(1.8)	24,139	24,508	(1.5)

Operating Expenses
Cost of services and sales	5,997	5,986	0.2	12,078	11,908	1.4
Selling, general & administrative expense	2,808	3,051	(8.0)	5,504	6,021	(8.6)
Depreciation and amortization expense	2,245	2,206	1.8	4,454	4,409	1.0

Total Operating Expenses	11,050	11,243	(1.7)	22,036	22,338	(1.4)

Operating Income	$1,063	$1,087	(2.2)	$2,103	$2,170	(3.1)
Operating Income Margin	8.8%	8.8%		8.7%	8.9%

Verizon Communications Inc.
Wireline – Selected Operating Statistics

Unaudited				6/30/08	6/30/07	% Change

Switched access lines in service (000)
Residence				22,446	25,346	(11.4)
Business				15,545	16,171	(3.9)
Public				273	315	(13.3)

Total				38,264	41,832	(8.5)

Wholesale voice connections (000)				2,577	3,064	(15.9)
Broadband connections (000)				8,330	7,471	11.5

				(dollars in millions)

Unaudited	3 Mos. Ended 6/30/08	3 Mos. Ended 6/30/07	% Change	6 Mos. Ended 6/30/08	6 Mos. Ended 6/30/07	% Change

High capacity and digital data revenues	$5,063	$4,361	16.1	$9,862	$8,534	15.6

Footnotes:

The segment financial results above are adjusted to exclude the effects of special and non-recurring items. The company’s chief decision makers exclude these items in assessing business unit performance, primarily due to their non-operational nature.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Verizon Wireless – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 6/30/08	3 Mos. Ended 6/30/07	% Change	6 Mos. Ended 6/30/08	6 Mos. Ended 6/30/07	% Change

Revenues
Service revenues	$10,492	$9,402	11.6	$20,637	$18,393	12.2
Equipment and other	1,626	1,441	12.8	3,150	2,757	14.3

Total Revenues	12,118	10,843	11.8	23,787	21,150	12.5

Operating Expenses
Cost of services and sales	3,744	3,270	14.5	7,329	6,292	16.5
Selling, general & administrative expense	3,588	3,271	9.7	7,117	6,571	8.3
Depreciation and amortization expense	1,323	1,293	2.3	2,623	2,549	2.9

Total Operating Expenses	8,655	7,834	10.5	17,069	15,412	10.8

Operating Income	$3,463	$3,009	15.1	$6,718	$5,738	17.1
Operating Income Margin	28.6%	27.8%		28.2%	27.1%

Verizon Communications Inc.
Verizon Wireless – Selected Operating Statistics

Unaudited				6/30/08	6/30/07	% Change

Total Customers (000)				68,681	62,054	10.7
Retail Customers (000)				66,680	60,080	11.0

Unaudited	3 Mos. Ended 6/30/08	3 Mos. Ended 6/30/07	% Change	6 Mos. Ended 6/30/08	6 Mos. Ended 6/30/07	% Change

Total Customer net adds in period (1) (000)	1,503	1,338	12.3	2,974	3,002	(0.9)
Retail Customer net adds in period (1) (000)	1,494	1,622	(7.9)	2,945	3,268	(9.9)
Total churn rate	1.12%	1.26%		1.16%	1.19%
Retail churn rate	1.11%	1.08%		1.15%	1.08%

Footnotes:

The segment financial results above are adjusted to exclude the effects of special and non-recurring items. The company’s chief decision makers exclude these items in assessing business unit performance, primarily due to their non-operational nature.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

(1)	Includes acquisitions and adjustments of 7,000 customers in the first quarter of 2007 and 46,000 in the second quarter of 2008.

Verizon Communications Inc.

Other Reconciliations-Wireless

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/08

Segment operating income:
Wireline	$1,063
Verizon Wireless	3,463

Total segments	4,526
Corporate and other	56

Consolidated operating income	$4,582

Verizon Wireless EBITDA
Operating income	$3,463
Add depreciation and amortization expense	1,323

Verizon Wireless EBITDA	$4,786

Verizon Wireless total revenues	$12,118

Verizon Wireless service revenues	$10,492

Verizon Wireless operating income margin	28.6%

Verizon Wireless EBITDA service revenues margin	45.6%

(dollars in millions, except Cash Expense per Customer)

Unaudited	3 Mos. Ended 6/30/08	3 Mos. Ended 3/31/08	3 Mos. Ended 6/30/07

Domestic Wireless Cash Cost Per Customer
Domestic Wireless Cost of Services and Sales	$3,744	$3,585	$3,270
Domestic Wireless Selling, General & Administrative Expense	3,588	3,529	3,271
Less Equipment and Other Revenue	(1,626)	(1,524)	(1,441)

Cash Expense	$5,706	$5,590	$5,100

Cumulative average customer (millions)	203.62	199.29	184.12

Cash Expense Per Customer	$28.02	$28.05	$27.70